Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of China Lending Corporation for the fiscal year ended December 31, 2017, of our report dated April 30, 2018 on the consolidated financial statements of China Lending Corporation as of December 31, 2017 and for the year then ended, into the Company’s Registration Statements on Form F-3 (No. 333-223465).

/s/ Friedman LLP

New York, New York

April 30, 2018